EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-08003), the Registration Statement on Form S-3 (File No. 333-26921) and the Registration Statement on Form S-3 (File No. 333-39681) of The Vincam Group, Inc. of our report dated March 2, 1995, which appears on page F-14 of The Vincam Group, Inc.'s Amendment No. 1 to Current Report on Form 8-K dated December 1, 1997 (Commission File No. 0-28148).


/s/ HOWE, RILEY & HOWE PROFESSIONAL CORPORATION
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Manchester, New Hampshire
January 14, 1998